EXHIBIT 10.1


                      INDEPENDENT CONTRACTOR AGREEMENT


         THIS AGREEMENT (the "Agreement") is effective as of the 1st day of January, 1999 and is between MIZEL DESIGN AND DECORATING COMPANY ("Consultant") and M.D.C. HOLDINGS, INC. (the "Company").

         1. Engagement. The Company hereby engages Consultant as an independent contractor to perform the services specified in Paragraph 3 below for the Company.

         2. Term. The term of this Agreement shall be for a period beginning on January 1, 1999 and ending December 31, 1999, unless previously terminated pursuant to Paragraph 8 below. This Agreement shall be automatically renewed on January 1 of each successive year for a one year term unless previously terminated by either party pursuant to Paragraph 8 below.

         3. Responsibilities. Commencing on January 1, 1999, Consultant shall perform consulting services as are reasonably requested by the Company in those areas described on Exhibit A attached hereto and incorporated by this reference. Consultant shall be responsible and report to the Company's Chief Operating Officer at the Company's Denver, Colorado headquarters.

         4. Best Efforts. Consultant shall use its best efforts to competently and expeditiously perform its responsibilities under this Agreement. Consultant shall, while on Company premises, and at all other times while performing its responsibilities under this Agreement, observe, abide by and comply with all corporate policies and procedures of the Company. Consultant shall not commit any act or make any statements which would be damaging to the reputation and good will of the Company.

         5. Obligations of the Company. During the term of this Agreement, the Company shall reimburse Consultant for all reasonable business expenses incurred by Consultant's personnel in connection with performance of Consultant's services. Reimbursement of such expenses shall be made and documented in accordance with Company's normal expense reimbursement policies and procedures.

         6. Compensation. Subject to paragraph 8.d. below, Consultant shall be paid $10,000.00 per month for the term of this Agreement. Payments hereunder shall be made semi-monthly, two weeks in arrears.

         7. Confidentiality   of   Information.   Consultant   recognizes  and
acknowledges that it will have access to certain confidential information of the Company, its subsidiaries and affiliated companies, and that such information constitutes valuable, special and unique property of the Company, its subsidiaries and affiliated companies. Consultant agrees that, during its engagement by the Company and after the termination of such

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engagement  (voluntarily  or  involuntarily),  it  will  not  use,  disclose  or otherwise  permit,  and will take all  reasonable  precautions  to  prevent  any
person,  firm,  corporation,   or  other  entity,  access  to  the  confidential
information of the Company, except to authorized representatives of the Company, its subsidiaries and affiliated or related companies, and except as authorized by the Company.

         8. Termination.

            a. The Company shall have the right to terminate Consultant's engagement hereunder immediately, without liability or damages, upon the occurrence of any one of the following:

                (i) In the event Consultant engages in fraud, dishonesty or any other act of misconduct; or

                (ii) In the event of a material breach by Consultant of any of the terms of this Agreement.

            b. The Company or Consultant may terminate this Agreement for any reason, with or without cause, upon thirty days prior notice.

            c. In the event of termination pursuant to this Paragraph 8, Consultant's compensation for the month in which termination occurs shall be pro rated to the date of actual termination.

         9. Dispute. In the event of a dispute, controversy or claim arising out of or relating to this Agreement, such matter shall be settled by arbitration in Denver, Colorado, such arbitration to be conducted before a panel of three arbitrators, one of whom shall be appointed by the Company, one by Consultant, and the third to be appointed by the first two arbitrators. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be conducted as provided for in this Paragraph 9. Judgment upon the award rendered by the arbitrators shall be final and binding on the parties and may be entered in any court having jurisdiction thereof. The arbitrators shall divide all costs incurred in conducting their arbitration in their final award in accordance with what they deem just and equitable under the circumstances. In an appropriate case, the arbitrators shall be entitled to order equitable remedies.

         10. Independent Contractor Status. The relationship of the Consultant to the Company shall be that of an independent contractor. Nothing in this Agreement is intended or shall be construed to create an employer-employee relationship, joint venture relationship or partnership, expressly or by implication. It is expressly understood and agreed that the payments contemplated by this agreement are to be considered and treated as payment for services rendered to the Company by Consultant as an independent contractor and the Company shall have no responsibility whatsoever to Consultant with respect to vacation pay, sick

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leave, medical benefits, retirement benefits, disability benefits,  unemployment
benefits  or  any  other  employer  or  fringe  benefit.   Consultant  shall  be
responsible for all local, state, federal and self-employment taxes on the payments made to him by the Company.

         11. Miscellaneous.

             a. Consultant may not assign any of its rights or obligations under this Agreement.

             b. Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provision or any other provision hereof.

             c. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

             d. As to the subject matter of this Agreement, there are no oral agreements or understandings which limit, expand, or otherwise pertain to these matters. This Agreement includes the entire agreement between the parties hereto relative to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto.

             e. Any notice which is required or permitted to be given under this Agreement shall be given by personal delivery or certified mail, return receipt requested, and directed to the respective party at its last known address. Unless and until changed, the address of the parties shall be as follows:

                  TO:      Company

                  M.D.C. Holdings, Inc.
                  3600 S. Yosemite Street, #900
                  Denver, Colorado 80237
                  Attention: Chief Operating Officer


                  TO:      Consultant

                  Mizel Design and Decorating Company
                  Suite 810
                  3600 S. Yosemite Street
                  Denver, Colorado  80237
                  Attention:  Carol Mizel

All notices shall be deemed given on the date of personal delivery or, if mailed postage prepaid by certified mail, return receipt requested, on the date of delivery appearing on the return receipt therefor.


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             f. This Agreement cannot be changed or modified except by a written instrument executed by both parties.

             g. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the state of Colorado.

             h. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.

         IN WITNESS WHEREOF, the undersigned parties have caused this agreement to be executed as of the day and year first above written.

Signed:

CONSULTANT:

MIZEL DESIGN AND DECORATING COMPANY

By:      /s/ Carol Mizel                         Date: April 28, 1999
         ------------------------                      ------------------------
Title:   Owner
         ------------------------


M.D.C. HOLDINGS, INC.

By:      /s/ Paris G. Reece III                   Date: April 27, 1999
         ------------------------                       -----------------------
Title:   Sr. Vice President
         ------------------------


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                                     Exhibit A.


Consultant's responsibilities shall include services with respect to the following:

         1.       Corporate and Consumer Marketing
         2.       Merchandising
         3.       Interior Design and Space Planning
         4.       Human Resources Development
         5.       Product
         6.       Project Genesis
         7.       Meetings
         8. Such other matters as may be requested by the Company's Senior Management



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